SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

THE PRINCETON REVIEW, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 27, 2006

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The Princeton Review, Inc., which will be held on Thursday, June 15, 2006 at 10:00 a.m. at The Princeton Review, Inc., located at 2315 Broadway, New York, New York 10024.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

Sincerely,

JOHN S. KATZMAN
Chairman and Chief Executive Officer

New York, New York

THE PRINCETON REVIEW, INC.
2315 Broadway
New York, New York 10024
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 15, 2006
____________________

     Notice Is Hereby Given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of The Princeton Review, Inc. (“The Princeton Review,” “we,” “us,” or “our”) will be held on Thursday, June 15, 2006 at 10:00 a.m. at The Princeton Review, Inc., located at 2315 Broadway, New York, New York 10024, for the following purposes:

1.	To elect two Class II directors to serve on our Board of Directors until the 2009 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify and approve the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on April 20, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of the Board of Directors

MARGOT LEBENBERG
Secretary

New York, New York
April 27, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

THE PRINCETON REVIEW, INC.
2315 Broadway
New York, New York 10024
____________________

PROXY STATEMENT
____________________

FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 15, 2006

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Princeton Review, Inc. (“The Princeton Review,” “we,” “us,” or “our”) for use at the 2006 Annual Meeting of Stockholders of The Princeton Review to be held on June 15, 2006, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of two Class II directors to our Board of Directors, (2) to ratify and approve the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and (3) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about May 1, 2006. The Board of Directors has fixed the close of business on April 20, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only stockholders of record of The Princeton Review’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 27,574,186 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of Class II directors. The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors and the approval of any other matters properly presented at the Annual Meeting. For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker “non-votes,” or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting.

     Our stockholders are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the two nominees for Class II directors named in this Proxy Statement, and FOR ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of The Princeton Review at our address set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Princeton Review’s 2005 Annual Report, including financial statements for the fiscal year ended December 31, 2005, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation materials.

PROPOSAL 1: ELECTION OF DIRECTORS

     Our Board of Directors currently consists of seven members and is divided into three classes, Class I, Class II and Class III, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

     At the Annual Meeting, two directors will be elected to serve until the 2009 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Richard Katzman and Sheree T. Speakman to serve as Class II directors (the “Nominees”). Each of the Nominees is currently serving as a Class II director of The Princeton Review. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     The Board of Directors recommends a vote FOR the Nominees.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following biographical descriptions set forth certain information with respect to the two Nominees for election as Class II directors at the Annual Meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2007 and 2008, based upon information furnished to us by each director.

Class II Nominees for Election at 2006 Annual Meeting — Term to Expire in 2009

     Richard Katzman, 49, has served as a director of our company since 1985. Since 1997, Mr. Katzman has been the Chairman of the Board and Chief Executive Officer of Kaz, Inc., a manufacturer of humidifiers, vaporizers and other consumer appliances. From 1987 to 1997, Mr. Katzman served as President of Kaz, Inc. Mr. Katzman is the brother of John S. Katzman, the Chairman and Chief Executive Officer of our company. Mr. Katzman received a BA from Brown University.

     Sheree T. Speakman, 51, has served as a director of our company since March 2000. Since March 2005, Ms. Speakman has been Chief Operating Officer, North America, for Education Overseas Ltd., a London-based provider of education management and curriculum development services to pre-K-12 schools worldwide. From November 2003 to November 2005, Ms. Speakman served as an independent consultant to the education services market. From 2001 to November 2003, Ms. Speakman was Vice President of Services and Support at EDmin.com, Inc., an enterprise solutions company focusing on K-12 education. From December 2002 to November 2003, Ms. Speakman was responsible for consulting and professional development for EDmin.com. From 1998 to 2001, Ms. Speakman was President and Chief Executive Officer of Fox River Learning, Inc., an education consulting firm acquired by EDmin.com in 2001. From 1983 to 1998, Ms. Speakman was a principal at Coopers & Lybrand LLP where she led their national efforts in K-12 financial analysis and consulting. Ms. Speakman received an AB from Albion College and an MBA from the University of Chicago.

Class III Continuing Directors — Term Expires in 2007

     Richard Sarnoff, 47, has served as a director of our company since 1998. Since 2000, Mr. Sarnoff has been President of Corporate Development Group for Random House, Inc. and in 2002 was elected to the Supervisory Board of Random House’s parent company, Bertelsman AG. From 1998 to 2000, Mr. Sarnoff was Executive Vice

President and Chief Financial Officer of Random House. From 1996 to 1998, Mr. Sarnoff served as Chief Financial Officer of Bantam Doubleday Dell, a consumer book publisher, and from 1995 to 1998, he was Senior Vice President, Corporate Development of Bantam Doubleday Dell. Mr. Sarnoff is also a director of Audible, Inc., a company that provides spoken audio content, and a member of several not-for-profit boards, including the Center for Communications and the American Association of Publishers. Mr. Sarnoff received a BA from Princeton University and an MBA from Harvard Business School. Mr. Sarnoff was initially elected to our Board of Directors in accordance with the terms of our stockholders’ agreement which provided that, prior to our initial public offering, Random House was entitled to have one representative serve on our Board of Directors.

     Howard A. Tullman, 60, has served as a director of our company since March 2000. Since September 2002, Mr. Tullman has served as President of Kendall College, Chicago, Illinois. Since March 2000, Mr. Tullman has been the General Manager of the Chicago High Tech Investors I, LLC, an Internet-oriented investment fund. From September 2000 to July 2001, Mr. Tullman served as Chief Executive Officer and director of Worldwide Xceed Group, Inc., an Internet business consulting company. Mr. Tullman was hired by the Board of Directors of Worldwide Xceed Group to reorganize the company. In May 2001, Worldwide Xceed Group filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code and was purchased by a third party in July 2001. From September 1996 to February 2000, Mr. Tullman was the Chief Executive Officer of Tunes.com, Inc. and its predecessors, an Internet music site he helped found, which was sold to EMusic.com, Inc. Mr. Tullman is the Chairman of the Board of The Cobalt Group, a company that provides Internet services to automobile dealers and manufacturers. Mr. Tullman received a BA from Northwestern University and a JD from Northwestern University School of Law.

Class I Continuing Directors — Term Expires in 2008

     John S. Katzman, 46, Chairman and Chief Executive Officer, founded our company in 1981. Mr. Katzman has served as our Chief Executive Officer and director since our formation. Mr. Katzman served as our President from 1981 until August 2000. Mr. Katzman is the brother of Richard Katzman, one of the other members of the Board of Directors. Mr. Katzman received a BA from Princeton University.

     Robert E. Evanson, 69, has served as a director of our company since June 2005. Since 2003, Mr. Evanson has been a Senior Advisor to Apax Partners, Inc., a $19 billion private equity company, and a special advisor to The Parthenon Group, a strategic consulting firm based in Boston, Massachusetts. From 1992 until 2003, Mr. Evanson worked at The McGraw-Hill Companies, a global information services provider and publisher. From 2000 to 2003, Mr. Evanson served as President of McGraw-Hill Education, the educational publishing unit of McGraw-Hill. From 1998 to 1999, Mr. Evanson served as Executive Vice President, Chief Operating Officer of McGraw-Hill Education. From 1996 to 1998, Mr. Evanson served as President of McGraw-Hill’s Higher Education and Consumer Group. He also served as Executive Vice President, Corporate Development for The McGraw-Hill Companies, Inc. from 1994 until 1996. From 1992 until 1994, Mr. Evanson served as Executive Vice-President, Chief Financial Officer for the School Publishing Group of McGraw-Hill. From 1985 to 1992, Mr. Evanson held various posts at Harcourt Brace Jovanovich, Inc., including from 1991 to 1992 as Executive Vice President and Chief Operating Officer, from 1989 to 1991 as Chief Financial Officer, and from 1987 to 1989 as Chairman and Chief Executive Officer of Sea World Theme Parks. Mr. Evanson also was a partner at Arthur Anderson & Co., where he worked from 1957 to 1972. Mr. Evanson is also a member of the boards of directors of Cadmus Communications, Inc., Public Education Needs Civic Involvement, Pace University’s Center for Downtown New York, New York Institute of Technology, Western Governors University and Pace University’s Publishing Advisory Board. Mr. Evanson received a BBA from St. John’s University and an MBA from New York Institute of Technology.

     John C. Reid, 55, has served as a director of our company since March 2000. Since April 2005, Mr. Reid has been President and Chief Executive Officer of Memorystone Publishing, Inc. Since March 2001, Mr. Reid has also served as Chairman of the Board of Cross-Cultural Solutions, a not-for-profit in the field of international volunteerism. From October 2001 to March 2003, Mr. Reid was Executive-in-Residence at Cedar Street Group, a venture capital company. From August 1999 to December 2001, Mr. Reid was the Chief Executive Officer of Comet Systems, a company that develops software for the Internet. From March until June of 2001, Mr. Reid also served as an executive consultant to LearnNow, Inc., a professional education management company acquired by Edison Schools, Inc., a private manager of public schools. From 1996 to 1999, Mr. Reid served as Chief Operating Officer of The Edison Project (since renamed Edison Schools, Inc.). From 1974 to 1996, Mr. Reid served in the executive management of The Coca-Cola Company, including from 1985 to 1996 as Senior Vice President, Coca-Cola USA and Chief Environmental Officer, The Coca-Cola Company. Mr. Reid is also a member of the board of directors of Tutor.com, Inc. Mr. Reid received a BA from Brandeis University and an MS from Massachusetts Institute of Technology.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities (collectively, “Section 16 reporting persons”), to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of The Princeton Review. Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, during the fiscal year ended December 31, 2005, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them, except as follows: certain of our current and former directors each filed late Statements of Changes in Beneficial Ownership of Securities on Form 4, each with respect to an option to purchase 5,000 shares of our Common Stock granted on June 1, 2005 as follows: (a) Howard Tullman filed the late Form 4 on June 10, 2005, (b) Richard Sarnoff filed the late Form 4 on June 10, 2005, (c) Richard Katzman filed the late Form 4 on June 13, 2005, (d) Sheree T. Speakman filed the late Form 4 on June 14, 2005, (e) John C. Reid filed the late Form 4 on June 15, 2005, and (f) Frederick Humphries filed the late Form 4 on June 14, 2005.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND CORPORATE GOVERNANCE

Board of Directors

     Our Board of Directors consists of seven directors, as described in “Proposal 1: Election of Directors.” Our Board of Directors believes that there should be a majority of independent directors on the Board of Directors. Our Board of Directors also believes that it is useful and appropriate to have members of management as directors. The current board members include four independent directors and one member of our senior management.

     The Board of Directors has determined that each of Mr. Robert E. Evanson, Mr. John C. Reid, Ms. Sheree T. Speakman and Mr. Howard A. Tullman qualify as “independent” in accordance with the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Nasdaq independence definitions include a series of objective tests, including that the director is not an employee of the company and has not been engaged in various types of business relationships with the company. In addition, as also required by the Nasdaq rules, the Board of Directors has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment by such director in carrying out the responsibilities of a director.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. During 2005, the Audit Committee met ten times and the Compensation Committee met two times. The Nominating Committee did not meet in 2005, but acted once by written consent.

Audit Committee

     On February 26, 2004, the Board of Directors adopted an amended and restated charter for the Audit Committee (the “Charter”). A copy of the Charter was attached to the Proxy Statement for the 2004 Annual Meeting of Stockholders. The Charter contains the Audit Committee’s mandate, membership requirements and duties and obligations. The Audit Committee assists the Board of Directors in its oversight of our financial accounting and reporting processes. In accordance with the Charter, the Audit Committee has the sole authority for the appointment, replacement, compensation, and oversight of the work of our independent auditor, reviews the scope and results of audits with our independent auditor, reviews with management and our auditors our annual and interim operating results, considers the effectiveness of our internal control over financial reporting and our disclosure controls and procedures, considers our auditors’ independence, and reviews and approves in advance all engagements of any accounting firm (including the fees and terms thereof). The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding our accounting, internal control over financial reporting, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     The Audit Committee consists of Robert E. Evanson (Chair), Sheree T. Speakman and Howard A. Tullman. Each member of the Audit Committee is “independent” under the standards established by the Securities and Exchange Commission (the “SEC”) and Nasdaq Rule 4200(a)(15) for members of audit committees. The Audit Committee also includes a member who has been determined by our Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” The Board of Directors has determined that Sheree T. Speakman is an audit committee financial expert. The designation as audit committee financial expert is a disclosure requirement of the SEC related to Ms. Speakman’s experience and understanding of certain accounting and auditing matters. The designation does not impose upon Ms. Speakman any duties, obligations or liability that are greater than are generally imposed on her as a member of the Audit Committee, and her designation as audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee.

Compensation Committee

     The Compensation Committee has the sole authority and responsibility for reviewing and determining, or recommending to the Board of Directors for determination, the salary and other matters relating to the compensation of our Chief Executive Officer and all other executive officers. The Compensation Committee is also responsible for the administration of The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended (the “Stock Incentive Plan”), including reviewing management recommendations with respect to grants of awards and taking other actions as may be required in connection with our compensation and incentive plans. The Compensation Committee consists of Howard A. Tullman (Chair), John C. Reid and Robert E. Evanson. Each member of the Compensation Committee is “independent” under the standards established by the SEC and Nasdaq.

Nominating Committee

     The Nominating Committee has the authority and responsibility to identify, research and recommend to the Board of Directors qualified candidates to serve as directors on our Board of Directors. In addition to considering candidates suggested by stockholders, the Nominating Committee solicits recommendations from our directors, members of management and others familiar with and experienced in the education services industry. The Nominating Committee establishes criteria for the selection of nominees and reviews the appropriate skills and characteristics required of board members. In evaluating candidates, the Nominating Committee considers issues of independence, diversity and expertise in numerous areas, including experience in the education services industry, finance, marketing, international experience and culture. The Nominating Committee selects individuals of the highest personal and professional integrity who have demonstrated exceptional ability and judgment in their field and who would work effectively with the other directors and nominees to the Board of Directors. The Nominating Committee also monitors and reviews the committee structure of the Board of Directors, and each year it recommends to the Board of Directors for its approval directors to serve as members of each committee. The Nominating Committee conducts an annual review of the adequacy of the Nominating and Governance Charter (described below) and recommends proposed changes. The Nominating Committee consists of Sheree T. Speakman (Chair), John C. Reid and Robert E. Evanson. Each member of the Nominating Committee is “independent” under the standards established by the SEC and Nasdaq.

Attendance at Board, Committee and Annual Stockholders’ Meetings

     The Board of Directors met five times during 2005. Each of our directors is expected to attend each meeting of the Board of Directors and the committees on which he or she serves. In 2005, each of our directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served. We do not currently have a policy requiring attendance of our directors at our annual meetings of stockholders. Two of our directors attended the 2005 Annual Meeting of Stockholders.

Communications from Stockholders to Board members

     Our Board of Directors believes that it is important to offer stockholders the opportunity to communicate with our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors, The Princeton Review, Inc., 2315 Broadway, New York, NY 10024 or by email to Board@review.com. The name of any intended recipient should be noted in the communication. Communications sent or emailed to the Board of Directors are automatically forwarded to Mr. Robert E. Evanson, one of our independent directors and a member of the Audit Committee. Upon receipt of a communication, Mr. Evanson forwards the correspondence to the intended recipients; however, the Board of Directors has also instructed Mr. Evanson to review such correspondence and, in his discretion, not to forward items that are deemed commercial, frivolous or otherwise inappropriate for consideration by the Board of Directors. In such cases, correspondence may be forwarded elsewhere for review and possible response.

Corporate Governance Guidelines

     On February 26, 2004, the Board of Directors adopted a Nominating and Governance Charter that sets forth (i) corporate governance principles intended to promote efficient, effective and transparent governance, and (ii) procedures for the identification and selection of individuals qualified to become directors. At the same time, the Board of Directors also adopted a Code of Business Conduct, which applies to all of our directors, executive officers and employees. The Code of Business Conduct sets forth our commitment to conduct our business in accordance with the highest standards of business ethics and to promote the highest standards of honesty and ethical conduct by our directors, executive officers and employees.

     Among other matters, our Nominating and Governance Charter and Code of Business Conduct set forth the following governing principles:

  A majority of the directors on the Board of Directors should be “independent” as defined in the rules adopted by the SEC and Nasdaq.

  In order to facilitate critical discussion, the independent directors are required to meet apart from other board members and management representatives.

  Compensation of our non-employee directors should be a combination of cash and equity-based compensation. Employee directors are not paid for their board service in addition to their regular employee compensation. Non-employee directors may not receive consulting, advisory or other compensatory fees from us in addition to their compensation as directors.

  The Audit Committee and Compensation Committee shall consist entirely of independent directors.

  Directors, executive officers and all employees must act at all times in accordance with the requirements of our Code of Business Conduct. This obligation includes adherence to our policies with respect to conflicts of interest; full, accurate and timely disclosure; compliance with securities laws; confidentiality of our information; protection and proper use of our assets; ethical conduct in business dealings, and respect for and compliance with applicable law. Any change to or waiver of the requirements of the Code of Business Conduct with respect to any director, principal financial officer, principal accounting officer or persons performing similar functions may be granted only by the Board of Directors. Any such change or waiver will be promptly disclosed as required by law or Nasdaq regulations.

     Our Nominating and Corporate Governance Charter and our Code of Business Conduct are posted on our Investor Relations web site at http://ir.princetonreview.com.

Stockholder Nominations

     Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by submitting a written recommendation to: The Princeton Review, Inc., 2315 Broadway, New York, New York 10024, Attn: Margot Lebenberg, Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age; five-year employment history with job titles, responsibilities, employer names and a description of the employer’s business; whether such individual can read and understand basic financial statements; and board membership (if any). Each submission must be accompanied by contact information for two business references and a signed, written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. Submissions by shareholders must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

     Our by-laws prescribe an alternative procedure with regard to the nomination by stockholders of candidates for election as directors (the “Nomination Procedure”). The by-laws provide that a stockholder seeking to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from making nominations for directors at an annual meeting of stockholders. Any such nomination should be mailed to: The Princeton Review, Inc., 2315 Broadway, New York, New York 10024, Attn: Margot Lebenberg, Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2005, John C. Reid, Robert E. Evanson, Howard A. Tullman and Sheree T. Speakman served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, an officer or employee of ours or any of our subsidiaries. John Katzman, our Chairman and Chief Executive Officer, serves as a director and member of the compensation committee of Kaz, Inc. Richard Katzman, Chairman and Chief Executive Officer of Kaz, Inc., serves as a director of our company.

COMPENSATION OF DIRECTORS

     The Board of Directors believes that compensation for our non-employee directors should be a combination of cash and equity-based compensation. Employee directors are not paid for their service on the Board of Directors in addition to their compensation as employees. Our independent directors do not receive consulting, advisory or other compensatory fees from us in addition to their compensation as directors.

     In May 2002, the Board of Directors adopted The Princeton Review, Inc. Non-Employee Director Compensation Plan (the “Director Compensation Plan”). The Director Compensation Plan provides for annual compensation of our non-employee directors comprised of cash and options granted under the Stock Incentive Plan as set forth in the following table:

Option to purchase shares of our Common Stock granted on initial appointment
as director	15,000 shares
Annual director retainer (paid quarterly)	$10,000
Additional annual retainer for committee chairs (paid quarterly)	$4,000
Option to purchase shares of our Common Stock in recognition of ongoing
service (granted each June 1 after the second anniversary of appointment)	5,000 shares
Reimbursement of expenses related to board attendance	Reasonable expenses reimbursed as incurred

     In accordance with the terms of the Director Compensation Plan, on June 9, 2005, Robert E. Evanson received an option to purchase 15,000 shares of Common Stock upon his initial appointment as a director and each of our other non-employee directors received an option to purchase 5,000 shares of Common Stock in recognition of their ongoing service as directors. These options have an exercise price of $5.49 per share, except for

Mr. Evanson’s options which have an exercise price of $5.80 per share, and vest as to 6.25% of such shares each quarter until fully vested. Each of the options has a term of 10 years, subject to earlier termination in the event of termination of service as a director.

     We reimburse our directors for reasonable expenses they incur in attending meetings of our Board of Directors and its committees.

REPORT OF THE AUDIT COMMITTEE

     The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

     The Audit Committee has, among other activities, (i) reviewed and discussed with management our audited annual financial statements for the fiscal year ended December 31, 2005 and interim quarterly results, (ii) discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board on Auditing Standards No. 61 “Communications with Audit Committees,” (iii) considered the independence of Ernst & Young LLP, by having discussions with representatives of Ernst & Young LLP, and received a letter from them including disclosures required by the Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” and (iv) discussed with Ernst & Young, with and without management present, the results of their audit of the financial statements, their audit of the internal control over financial reporting and the overall quality of the Company’s financial reporting. On the basis of the above, the Audit Committee has recommended to the Board of Directors that our audited financial statements for the fiscal year ended December 31, 2005 be included in our Annual Report on Form 10-K for the year ended December 31, 2005.

Submitted by the Audit Committee of the Board of Directors

Robert E. Evanson, Chairman
Sheree T. Speakman
Howard A. Tullman

EXECUTIVE COMPENSATION

     The following table shows the total compensation paid for the last three fiscal years to our Chief Executive Officer and the other four most highly compensated executive officers whose annual salary and bonus exceeded $100,000 in 2005. This table also shows the total compensation paid for the last three fiscal years to two individuals who were executive officers in 2005, but were not executive officers as of December 31, 2005. The individuals included in the following table are collectively referred to as the “Named Executive Officers.”

Summary Compensation Table
					Long-Term
					Compensation
					Awards
					Number of
	Annual Compensation				Securities
					Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Options	Compensation
John S. Katzman	2005	$436,052	—	(1)	—	—
Chairman and Chief	2004	433,755	—		—	—
Executive Officer	2003	400,675	—		—	—
Mark Chernis	2005	348,976	—	(2)	—	—
President and Chief Operating	2004	338,831	—		125,000	—
Officer	2003	329,020	—		—	—
Stephen Quattrociocchi	2005	299,944	—	(3)	—	—
Executive Vice President, Test	2004	291,252	$29,174		40,000	—
Preparation Services Division	2003	282,820	—		—	—
Margot Lebenberg	2005	269,315	—	(4)	—	—
Executive Vice President,	2004	129,231	63,100		55,000	—
General Counsel, and Secretary	2003	—	—		—	—
Young Shin	2005	221,915	—	(5)	—	—
Executive Vice President,	2004	215,452	27,038		—	—
Admissions Services Division	2003	180,923	—		—	—
Robert Cohen	2005	237,617	—	(6)	—	—
Senior Vice President,	2004	104,868	136,000		20,000	—
Special Projects	2003	239,045	—		40,179	—
Stephen Melvin	2005	285,493	—	(7)	—	—
Executive Vice President,	2004	274,501	—		70,000	—
Finance	2003	258,284	—		—	—
____________________

(1)	Mr. Katzman may receive a bonus earned in 2005, but the amount of such bonus, if any, is not calculable as of the date hereof. Mr. Katzman’s bonus may be up to 100% of his base salary for 2005, and the Compensation Committee will base its determination on the following performance goals: 75% of the bonus will be based on the company achieving its annual financial objectives, and 25% of the bonus will be based on the increase in the price of the company’s stock.

(2)	Mr. Chernis may receive a bonus earned in 2005, but the amount of such bonus, if any, is not calculable as of the date hereof. Mr. Chernis’s bonus will be up to 50% of his base salary for 2005, and the Compensation Committee will base its determination on the following performance goals: 50% of the bonus will be based on the company achieving its financial objectives, 20% of the bonus will be based on the success of the company in re-negotiating its franchise contracts, 10% of the bonus will be based on the success of the company’s implementation of its Oracle Financial system, and 20% of the bonus will be based on improvement in the results of the company’s employee satisfaction surveys.

(3)	Mr. Quattrociocchi may receive a bonus earned in 2005, but the amount of such bonus, if any, is not calculable as of the date hereof. Mr. Quattrociocchi’s bonus will be up to 50% of his base salary for 2005, and the Compensation Committee will base its determination on the success of the Test Preparation Services Division in achieving its annual financial objectives and on Mr. Quattrociocchi’s achievement of certain personal performance objectives.

(4)	Ms. Lebenberg may receive a bonus earned in 2005, but the amount of such bonus, if any, is not calculable as of the date hereof. Ms. Lebenberg’s bonus will be up to 50% of her base salary for 2005, and the Compensation Committee will base its determination on the following performance goals: 50% of the bonus will be based on the company achieving its annual financial objectives, 15% of the bonus will be based on the success of the company in re-negotiating its franchise contracts, 15% will be based on the Legal Department achieving certain performance objectives, 10% of the bonus will be based on the company’s achievement of certain objectives related to requirements under the Sarbanes-Oxley Act of 2002, and 10% of the bonus will be based on improvement in the results of certain service center satisfaction surveys.

(5)	Mr. Shin may receive a bonus earned in 2005, but the amount of such bonus, if any, is not calculable as of the date hereof. Mr. Shin’s bonus will be up to 50% of his base salary for 2005, and the Compensation Committee will base its determination on the following performance goals: 50% of the bonus will be based on the Admissions Services Division achieving its annual financial objectives, 20% of the bonus will be based on the company achieving its annual financial objectives, and 30% of the bonus will be based on Mr. Shin’s achievement of certain personal performance objectives.

(6)	Mr. Cohen will receive a bonus earned in 2005, but the amount of such bonus is not calculable as of the date hereof. Mr. Cohen’s bonus will be between 20% and 50% of his total salary earned in 2005, and the Compensation Committee will base its determination on the following performance goals: 40% of the bonus will be based on the K-12 Services Division achieving its annual financial objectives, 30% of the bonus will be based on the company achieving its annual financial objectives, and 30% of the bonus will be based on Mr. Cohen’s achievement of certain personal performance objectives.

(7)	Mr. Melvin may receive a bonus earned in 2005, but the amount of such bonus, if any, is not calculable as of the date hereof. Mr. Melvin’s bonus will be up to 50% of his base salary for 2005, and the Compensation Committee will base its determination on the following performance goals: 30% of the bonus will be based on the company achieving its annual earnings per share target, 20% of the bonus will be based on the success of the company’s divisions in achieving their annual financial objectives, 35% will be based on the Accounting and Finance Department achieving certain performance objectives, and 15% of the bonus will be based on Mr. Melvin’s achievement of certain personal performance objectives.

OPTION GRANTS IN 2005

     There were no grants of stock options to our Chief Executive Officer or to any other Named Executive Officer during 2005.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table provides information on options exercised during 2005, and options held at year end, by the Named Executive Officers.

	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at 2005 Year-end		at 2005 Year-end
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John S. Katzman	—	—			—	—
Mark Chernis	—	—	466,487	70,312	$115,245	$—
Robert L. Cohen	—	—	100,179	2,500	$41,384	$—
Margot Lebenberg	—	—	48,125	6,876	$—	$—
Stephen Melvin	—	—	314,026	8,749	$9,224	$—
Steve Quattrociocchi	—	—	239,097	1,875	$87,848	$—
Young Shin	—	—	33,310	31,691	$19,294	$24,806

EQUITY COMPENSATION PLAN INFORMATION

     Since the amount of benefits to be received by any participant in the Plan is determined by the Compensation Committee, the amount of future benefits allocated to any participant or group of participants in any particular year is not determinable. The following table sets forth certain information about shares of our stock outstanding and available for issuance under the Plan as of March 31, 2006. The table details the number of securities to be issued upon exercise of outstanding options under the Plan, the weighted average exercise price of outstanding options and the number of securities remaining available for future issuance under the Plan.

	Number of	Weighted-
	securities to be	average exercise
	issued upon	price of	Number of securities
	exercise of	outstanding	remaining available
	outstanding	options,	for future issuance
	options, warrants	warrants and	under equity
Plan category	and rights	rights	compensation plans*
Stock Incentive Plan	3,298,494	$ 7.00	1,012,712
____________________

*	The number of securities remaining available for future issuance under our equity compensation plan is subject to annual increases as described in the Stock Incentive Plan.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with each of our Named Executive Officers. The specific material terms of each of these employment agreements are set forth in the table below. Each of the agreements provides for an annual base salary that increases by 3% each year and includes a performance bonus calculated as a percentage of annual base salary. Each agreement provides for an initial term of between one and two years with automatic renewal for additional two-year periods on each termination date of the preceding term of the agreement until the executive voluntarily terminates employment or until we give written notice of non-renewal at least six months prior to the anniversary date of the agreement.

     Certain of the employment agreements provide for, upon execution of the agreement, the grant to the executive of options to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the grant date. These stock options are subject to the provisions of our Stock Incentive Plan. The stock options granted to each executive vest in equal quarterly installments until the fourth anniversary of the date of the option grant. Regardless of these vesting provisions, the stock options become 100% exercisable upon the occurrence of a “change in control,” as defined in our Stock Incentive Plan.

     Under these agreements, if we terminate the executive’s employment without cause or if we do not renew the agreement, we have agreed to pay the executive his or her annual base salary, and, in certain cases, to reimburse the executive for any payments to maintain medical and dental insurance, for a specified amount of time following termination.

     Each executive has agreed not to compete with us in the business of providing assistance with or professional training for state standards and assessments, preparation for standardized examinations or the college, professional school, or graduate school admissions process for 18 months following the expiration or termination of the executive’s agreement. Each executive has also agreed that for 18 months after the expiration or termination of the agreement, the executive will not solicit the services of any of our employees or our franchisees’ employees, and will not take any action that results, or might reasonably result, in any employee ceasing to perform services for us or any of our franchisees and then commencing services for the executive.

     In addition to the severance benefits described below, our employment agreement with Ms. Lebenberg also requires us to pay her an amount equal to her base salary for up to twelve months if we terminate her employment following a change of control.

     We have also entered into an indemnification agreement with Ms. Lebenberg that requires us to indemnify her to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Certain Material Terms of Employment Agreements with Named Executive Officers

			Performance	Number
			Bonus As	of Options
			Percentage of	Granted Upon		Duration of
	Date of	Initial Annual	Annual Base	Execution of		Severance
Executive	Agreement	Base Salary	Salary	Agreement		Payments
John S. Katzman	4/11/2002	$400,000	Up to 100%	—		18 months	(4)
Mark Chernis	3/26/2002	320,000	Up to 50%	100,000	(2)	18 months	(4)
Stephen Melvin	6/7/2004	280,000	Up to 50%	70,000	(3)	10 months
Steve Quattrociocchi	4/10/2002	275,000	Up to 50%	50,000	(2)	12 months
Robert L. Cohen	4/11/2005	275,000	20% to 50%	—		12 months
Margot Lebenberg	4/26/2004	262,500	Up to 50%	55,000	(5)	12 months	(7)
Young Shin	2/18/2003	210,000	Up to 50%	45,000	(6)	12 months	(7)
____________________

(1)	Based on total salary earned in 2005.

(2)	Stock options granted in 2002 with an exercise price of $7.65 per share.

(3)	Stock options granted in 2004 with an exercise price of $7.30 per share.

(4)	Severance to be paid on termination also includes reimbursement for medical and dental insurance payments for the duration of the specified period.

(5)	Stock options granted in 2004 with an exercise price of $7.56 per share.

(6)	Stock options granted in 2003 with an exercise price of $4.17 per share.

(7)	In addition to severance, benefits shall be paid for the duration of the specified period.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the Board of Directors for determination, the compensation package of the Chief Executive Officer. The Compensation Committee also considers the design and effectiveness of the compensation program for the other executive officers of the company and approves the final compensation package, employment agreements and stock option grants for all executive officers. The Compensation Committee is composed entirely of independent directors who have never served as officers of The Princeton Review.

EXECUTIVE COMPENSATION OBJECTIVES AND PHILOSOPHY

     The objective of The Princeton Review’s executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of the company and to align the interests of these executives with those of our stockholders. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, the Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance, compensation levels for similar positions at companies in our industry and attainment of individual and overall company performance objectives. The Princeton Review’s policy is to enter into employment agreements with all executive officers. These employment agreements are typically for an initial term of between one and two years, renewing automatically for additional two-year periods, and set forth initial base salary levels and bonus ranges, with minimum increases provided for within a specified range.

BASE SALARY

     In establishing base salaries, the Compensation Committee primarily considers prior and current period performance, scope of responsibilities and compensation levels for similar positions at companies similar to The Princeton Review. Base salaries are generally specified under employment agreements with executive officers, providing for minimum yearly increases within a specified range.

ANNUAL INCENTIVES

     In addition to base salaries, executive officers are eligible to receive annual cash bonuses. Cash bonuses payable to executives are based primarily upon achievement of specified individual and company performance objectives. Minimum annual bonus eligibility is generally set forth in the executive’s employment agreement and is expressed as a percentage of base salary. Bonuses are determined after an evaluation of the level of attainment of specified individual and company performance goals. Each of the Named Executive Officers is eligible for a cash bonus for the 2005 fiscal year. The Compensation Committee will be meeting in early May 2006 to determine such bonuses.

LONG-TERM EQUITY-BASED INCENTIVE AWARDS

     Long-term equity-based incentives are provided by the company to executive officers through the granting of stock options. Stock option grants are designed to align the executive’s interests with those of the stockholders and provide each executive officer with a significant incentive to manage the company in a manner which maximizes stockholder value. Stock options are granted pursuant to our Stock Incentive Plan, which also authorizes grants of restricted and deferred stock awards. The Compensation Committee determines the size of the stock option grants according to each executive’s position with, and contribution to, the company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account each individual’s potential for future responsibility and promotion, the levels of equity ownership of executives in similar positions at comparable companies and the number of options held by that individual at the time of the new grant. Based on these criteria, the Compensation Committee decided not to grant any stock options to any of the Named Executive Officers in 2005.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The principal factors considered by the Compensation Committee for Mr. Katzman’s compensation package are generally the same as those considered by the Compensation Committee in relation to the compensation of the other executive officers, with the exception that Mr. Katzman’s compensation does not have a long term equity-based incentive component, since Mr. Katzman already holds a large percentage of the company’s stock. Mr. Katzman’s base salary for the fiscal year 2005 was $436,052, which was consistent with the initial base salary set forth in his employment agreement and was set by the Compensation Committee after an evaluation of the company’s performance for the 2001 fiscal year. Mr. Katzman’s employment agreement also provides that his bonus, if any, for 2005 is to be calculated utilizing a formula that takes into account the company’s success in achieving certain statement of operations-based performance objectives and the company’s stock price. The material terms of Mr. Katzman’s employment agreement are described above under “Employment Agreements.”

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on The Princeton Review’s tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the company’s stockholders. The Compensation Committee’s policy with respect to section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing the company’s executives with appropriate compensation for their performance. The Princeton Review did not pay any compensation during 2005 that would be subject to the limitations set forth in section 162(m).

Submitted by the Compensation Committee of the Board of Directors

Howard A. Tullman, Chairman
Robert E. Evanson
John C. Reid

STOCK PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total stockholder return on our Common Stock for the period from June 19, 2001 (the date upon which our Common Stock commenced trading on the Nasdaq National Market) to December 31, 2005 with the cumulative total return for (i) the Nasdaq Stock Market Composite Index (the “NASDAQ Index”) and (ii) a peer group that we selected that consists of companies that provide various educational services. The peer group is comprised of Devry, Inc. (DV), eCollege.com, Inc. (ECLG), Nobel Learning Communities, Inc. (NLCI), Plato Learning, Inc. (TUTR), Renaissance Learning, Inc. (RLRN) and Scholastic Corp. (SCHL) (the “Peer Index”). The Peer Index no longer includes Learning Care Group, Inc., Lightspan, Inc., Sylvan Learning Systems, Inc. and Riverdeep Group plc. We removed Learning Care Group, Inc. from the Peer Index this year because it was acquired by A.B.C. Learning Centres Limited, and its stock is no longer publicly traded in the United States. We removed Lightspan from the Peer Index in 2004 because it was acquired by Plato Learning, and its stock is no longer publicly traded in the United States. We removed Sylvan Learning Systems from the Peer Index in 2004 because in March 2003, Sylvan Learning Systems agreed to sell its tutoring business and learning centers, and to disband its division focusing on online-learning initiatives. We removed Riverdeep Group from the Peer Index in 2003 because it was de-listed from the Nasdaq National Market in 2002, and its stock is no longer publicly traded in the United States.

     Total return values were calculated based on cumulative total return assuming the investment, at the closing price on June 19, 2001, of $100 in each of the Common Stock, the NASDAQ Index and the Peer Index.

Stock Performance Graph

	06/19/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
The Princeton Review, Inc.	$100.00	$80.53	$52.11	$102.63	$64.74	$54.21
Nasdaq	$100.00	$97.88	$67.02	$100.54	$109.17	$110.67
Peer Index	$100.00	$90.82	$62.22	$74.65	$61.37	$55.30

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings made by us under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by us under those statutes.

OWNERSHIP OF SECURITIES

     The following table shows, as of March 31, 2006, information with respect to the beneficial ownership of shares of our Common Stock by each of our current directors or Nominees, each of our Named Executive Officers, each person known by us to beneficially own more than 5% of our Common Stock, and all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities.

     Unless indicated otherwise below, the address for each listed director and officer is The Princeton Review, Inc., 2315 Broadway, New York, New York 10024. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by that person that are exercisable within 60 days following March 31, 2006, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 27,450,047 shares of Common Stock outstanding as of March 31, 2006.

	Number of Shares	Percentage
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned
John S. Katzman(1)	8,870,885	32.17%
Wellington Management Company, LLP(2)	2,771,200	10.05%
75 State Street
Boston, MA 02109
Fletcher Asset Management, Inc.(3)	2,622,500	8.69%
HSBC Tower, 29th Floor
452 Fifth Avenue, New York, NY 10018
Columbia Wanger Asset Management, L.P.(4)	1,850,000	6.71%
227 W. Monroe Street, Suite 3000
Chicago, IL 60606
Random House TPR, Inc.(5)	1,515,353	5.50%
1745 Broadway
New York, NY 10036
Heartland Advisors, Inc.(6)	1,380,600	5.01%
789 North Water Street
Milwaukee, WI 53202
Mark Chernis(7)	808,334	2.88%
Stephen Melvin(8)	336,904	1.21%
Stephen Quattrociocchi(9)	286,305	1.03%
Robert Cohen(10)	100,179	*
Margot Lebenberg(11)	48,125	*
Young Shin(12)	33,310	*
Robert E. Evanson(13)	2,813	*
Richard Katzman(14)	61,170	*
John C. Reid(15)	28,172	*
Richard Sarnoff(15)	28,172	*
Sheree T. Speakman(15)	28,172	*
Howard A. Tullman(15)	38.860	*
All executive officers, directors and nominees as a group
(13 persons)(16)	10,671,401	36.87%

____________________

* Less than one percent.

(1)	Includes 102,160 shares held by Mr. Katzman’s wife. Mr. Katzman disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Also includes 658,848 shares held by Katzman Business Holdings, L.P. and 717 shares held by Katzman Management, Inc. Katzman Management is the general partner of Katzman Business Holdings and is wholly owned by Mr. Katzman. Also includes 828,638 shares held by Mr. Katzman that Mr. Katzman pledged to Reservoir Capital Partners, L.P. as security in connection with Mr. Katzman’s personal guaranty of debt obligations of Student Advantage, Inc. to Reservoir Capital Partners and other lending parties.

(2)	Wellington Management Company, LLP, is a limited liability partnership, and in its capacity as investment adviser, may be deemed to beneficially own these shares which are held of record by clients of Wellington Management Company.

(3)	Fletcher Asset Management, Inc. has the sole power to vote and dispose of these shares which are held in one or more accounts managed by Fletcher Asset Management, Inc. for Fletcher International, Ltd. By virtue of Mr. Alphonse Fletcher, Jr.’s position as Chairman and Chief Executive Officer of Fletcher Asset Management, Inc., Mr. Fletcher may be deemed to share beneficial ownership of these shares.

(4)	Columbia Wanger Asset Management, L.P. is a limited partnership whose general partner is WAM Acquisition GP, Inc. Columbia Acorn Trust is a discretionary client of Columbia Wanger Asset Management on whose behalf certain of these shares were acquired. Columbia Wanger Asset Management, WAM Acquisition GP and Columbia Acorn Trust share voting and dispositive power over these shares and may each be deemed to share beneficial ownership of these shares.

(5)	Random House TPR, Inc. is a wholly-owned subsidiary of Random House, Inc.

(6)	Heartland Advisors, Inc. may be deemed to beneficially own these shares by virtue of its investment discretion and voting authority granted by certain clients. William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc., may be deemed to share beneficial ownership of these shares.

(7)	Includes 466,487 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(8)	Includes 314,026 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(9)	Includes 239,097 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(10)	Includes 100,179 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(11)	Includes 48,125 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(12)	Includes 33,310 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(13)	Includes 2,813 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(14)	Includes 53,552 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(15)	Includes 28,172 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2006.

(16)	Includes 1,370,277 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH RANDOM HOUSE, INC.

     During 2005, we derived a total of approximately $3.3 million in revenue from royalties, marketing fees, advances, copy editing fees and other fees from Random House, Inc. under a number of publication agreements. Random House, through its subsidiary Random House TPR, Inc., beneficially owned approximately 5.5% of our Common Stock, as of March 31, 2006. Richard Sarnoff, President of the Corporate Development Group of Random House, also serves on our Board of Directors.

     We believe that our transactions with Random House were in our best interests and were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

ACQUISITION OF PRINCETON REVIEW OF BOSTON, INC. AND PRINCETON REVIEW OF NEW JERSEY, INC.

     On March 2, 2001, we acquired the assets comprising the businesses of two of our former franchisees, Princeton Review of Boston, Inc. and Princeton Review of New Jersey, Inc. Robert L. Cohen, who became our Executive Vice President, K-12 Services division immediately following this transaction, is co-founder and 50% owner of Princeton Review of Boston and co-founder and 47.5% owner of Princeton Review of New Jersey. Upon the consummation of this acquisition, Mr. Cohen executed an employment agreement with us. In addition, Joel Rubin, the spouse of Linda Nessim-Rubin, our Executive Vice President, Communications, is an employee and 5% owner of Princeton Review of New Jersey and is an employee of Princeton Review of Boston.

     The total purchase price paid by us in connection with this acquisition was approximately $13.8 million and was determined through arm’s length negotiations between us and the sellers, including Mr. Cohen. Approximately $10,175,000 of the purchase price was paid in cash at the time of the closing and the remaining $3,625,000 was paid by delivery of two subordinated promissory notes. Mr. Cohen’s interest in the consideration paid by us for the assets of these businesses corresponds to his percentage ownership in Princeton Review of Boston and Princeton Review of New Jersey. Mr. Cohen also received a payment from us in the amount of $200,000 in consideration for the non-competition and non-solicitation restrictions set forth in the asset purchase agreement relating to the transaction.

     Mr. Rubin’s interest in the consideration paid by us for the assets of Princeton Review of New Jersey corresponds to his 5% equity interest in that company. Mr. Rubin’s interest in the consideration paid by us for the assets of Princeton Review of Boston is governed by a long-term employment agreement that gives him a right to a bonus equal to 5% of the proceeds from the sale of the assets of Princeton Review of Boston.

OTHER TRANSACTIONS

     Under an employment agreement with Mark Chernis, our President and Chief Operating Officer, in 2001 we agreed to lend Mr. Chernis on a fully non-recourse basis up to an aggregate principal amount of $500,000. The loan is represented by two separate promissory notes, each of which is payable in four consecutive, equal annual installments with the first payment made on November 27, 2005. The loan accrues interest at 7.3% per year and is secured by 178,316 shares of our Common Stock owned by Mr. Chernis. The loan is evidenced by a promissory note and a pledge and security agreement entered into on November 27, 2001, and a second promissory note entered into on March 7, 2002. As of March 31, 2006, $475,000 was outstanding under the loan, and $500,000 is the largest principal amount outstanding since the loan was made.

     On July 30, 2002, the Sarbanes-Oxley Act of 2002, a broad accounting and corporate governance reform act, became law. Among other things, the Sarbanes-Oxley Act prohibits us from entering into personal loans to or for any of our directors or executive officers. We entered into the transactions described above before the passage of the Sarbanes-Oxley Act. In accordance with the Sarbanes-Oxley Act, we will not renew or materially modify the terms of existing personal loans with directors or executive officers or enter into any new personal loans with any of our directors or executive officers.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     In accordance with the Audit Committee Charter, the Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006. The Board of Directors hereby requests that the stockholders ratify such appointment. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

FEES PAID TO ERNST & YOUNG LLP

     The following table sets forth the fees that we paid or accrued for the audit and other services provided by Ernst & Young in fiscal years 2005 and 2004:

	2005	2004
Audit Fees	$1,463,600	$1,521,300
Audit-Related Fees	—	35,300
Tax Fees	—	—
All Other Fees	—	1,600
Total	$1,463,600	$1,558,200

Audit Fees

     This category includes the audit of our annual financial statements, audit of our internal control over financial reporting, reviews of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the listed fiscal years. This category also includes fees for advice on accounting matters that arose during, or as a result of, the annual audit or the reviews of interim financial statements.

Audit-Related Fees

     This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include accounting consulting and due diligence services rendered in connection with acquisitions of our franchised operations.

Tax Fees

     This category would consist of professional services rendered by Ernst & Young, primarily in connection with strategic planning with respect to possible acquisitions.

All Other Fees

     This category consists of fees for subscriptions and other miscellaneous items.

Pre-Approval Policies and Procedures

     In accordance with the Audit Committee Charter, the Audit Committee reviews and approves in advance on a case-by-case basis each engagement (including the fees and terms thereof) by us of accounting firms that will perform permissible non-audit services or audit, review or attest services for the company. The Audit Committee is authorized to establish detailed pre-approval policies and procedures for pre-approval of such engagements without a meeting of the Audit Committee, but the Audit Committee has not established any such pre-approval procedures at this time.

     All audit fees, audit-related fees and all other fees of our principal accounting firm for 2005 were pre-approved by the Audit Committee.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of The Princeton Review for the fiscal year ending December 31, 2006.

OTHER MATTERS

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be paid by The Princeton Review. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     For stockholder proposals to be included in our proxy materials relating to our Annual Meeting of Stockholders to be held in 2007 (the “2007 Annual Meeting”), all applicable requirements of Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) must be satisfied and such proposals must be received by us at our principal executive offices no later than Tuesday, December 26, 2006.

     Stockholders who do not wish to submit a proposal for inclusion in our proxy materials relating to our 2007 Annual Meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2007 Annual Meeting in accordance with our bylaws. Such stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the Annual Meeting. Accordingly, for our 2007 Annual Meeting, proposals must be received at our principal executive offices not earlier than Saturday, March 17, 2007 and not later than Tuesday, April 16, 2007. However, in the event that the 2007 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the Annual Meeting, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2007 Annual Meeting is mailed to stockholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders.

     All notices of proposals by stockholders, whether or not to be included in our proxy materials, should be mailed to: The Princeton Review, Inc., 2315 Broadway, New York, New York 10024, Attn: Margot Lebenberg, Secretary.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

MARGOT LEBENBERG
Secretary
Dated: April 27, 2006

2315 BROADWAY
NEW YORK, NEW YORK 10024

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The  Princeton Review, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TPRRV1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PRINCETON REVIEW, INC.

Vote On Directors
PROPOSAL 1. Election of Directors		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee's number on the line below.
Nominees:	01) Richard Katzman 02) Sheree T. Speakman
Our Board of Directors unanimously recommends a vote FOR each of the nominees named above.

					For	Against	Abstain
Vote On Proposal

PROPOSAL 2.	To ratify and approve the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.				☐	☐	☐

Our Board of Directors unanimously recommends a vote FOR the approval of Proposal 2.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 27, 2006.

(This Proxy should be marked, dated, signed by the stockholders(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THE PRINCETON REVIEW, INC.
This Proxy is Solicited on Behalf of The Board Of Directors

     The undersigned stockholder of the Princeton Review, Inc. (the “Company”), hereby appoints John S. Katzman, Mark Chernis, Margot Lebenberg and Andrew Bonanni and each of them, with power of substitution to each, true and lawful Proxies of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of common stock of the Company held of record by the undersigned as of the close of business on April 20, 2006 at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 15, 2006 at 10:00 a.m., local time, at The Princeton Review, Inc., located at 2315 Broadway, New York, New York 10024 (the “Annual Meeting”), and any adjournments or postponements thereof.

The shares represented by this proxy will be voted in the manner directed. If no direction is given, the shares will be voted FOR the two nominees of the Board of Directors listed in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are each authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements therof.

PLEASE SIGN, DATE AND RETURN IMMEDIATELY

(see reverse side)